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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No 333-164728 on Form S-4 of our reports dated February 25, 2010, relating to the consolidated financial statements and financial statement schedule of DIRECTV Holdings LLC and the effectiveness of DIRECTV Holdings LLC's internal control over financial reporting, appearing in the Annual Report on Form 10-K of DIRECTV Holdings LLC for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
March 5, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM